Exhibit 99.2

May 8, 2025

HISTORICAL FINANCIAL INFORMATION – BASIS OF PRESENTATION

TKO Transactions

On February 28, 2025, TKO Group Holdings, Inc. (“TKO” or the "Company") completed the acquisition (the “Asset Acquisition”) of certain businesses operating under the IMG brand (the “IMG Business”), On Location, and Professional Bull Riders (“PBR”) (collectively referred to as the “Acquired Businesses”).

On September 12, 2023, World Wrestling Entertainment, Inc. ("WWE") and Endeavor Group Holdings, Inc. ("EGH") consummated the combination of the Ultimate Fighting Championship ("UFC") and WWE businesses (the "business combination") under the newly formed company, TKO (referred to as the "TKO Business Combination").

Basis of Presentation and Purpose of Historical Financial Information

TKO’s February 28, 2025 acquisition of the Acquired Businesses was treated as a merger of entities under common control. As a result of the common control acquisition, the net assets of the Acquired Businesses were combined with those of TKO at their historical carrying amounts, and the financial information herein has been retrospectively recast on a combined basis for all historical periods prior to February 28, 2025, because they were under common control for all periods presented herein.

The presentation of the historical information provided herein for WWE for periods prior to October 1, 2023 is for illustrative purposes only and is intended to facilitate an understanding of WWE’s historical operating results prior to the consummation of the TKO Business Combination.

The financial information provided herein is not indicative of the results of operations that would have been achieved if the Asset Acquisition or the TKO Business Combination had occurred on January 1, 2022, nor is it indicative of future results of TKO.

Reporting Segments

In conjunction with the Asset Acquisition, the Company evaluated its segment presentation and, beginning with the fiscal period as of and for the quarter ended March 31, 2025, the Company reports under three business segments (UFC, WWE, and IMG). In addition, the Company reports results for the "Corporate and Other" group.

UFC

The UFC segment reflects the business operations of UFC, a premium global sports brand and media content company. Revenue principally consists of media rights fees associated with the distribution of its programming content; ticket sales and site fees associated with the business’s global live events; partnerships and marketing; and consumer product licensing agreements of UFC-branded products.

WWE

The WWE segment reflects the business operations of WWE, an integrated media and sports entertainment company. Revenue principally consists of media rights fees associated with the distribution of its programming content; ticket sales and site fees associated with the business’s global live events; partnerships and marketing; and consumer product licensing agreements of WWE-branded products.

IMG

The IMG segment reflects the business operations of the IMG Business and On Location. The IMG Business is an independent global distributor of sports programming selling media rights on behalf of rights holders and is a creator of sports programming, responsible for content on behalf of sports federations, associations and events. On Location is a premium experiential hospitality business, offering ticketing, curated guest experiences, live event production and travel management across sports and entertainment. Revenue principally consists of media rights sales, commissions, production services and studio fees; ticket and premium experience sales; and partnerships and marketing.

Corporate and Other

Corporate and Other reflects operations not allocated to the UFC, WWE, or IMG segments and primarily consists of general and administrative expenses, the business operations of PBR, as well as management fees for services provided to certain equity method investments. The general and administrative expenses largely relate to corporate activities, including information technology, facilities, legal, human resources, finance, accounting, treasury, investor relations, corporate communications, community relations and compensation to TKO’s management and board of directors, which support all reportable segments. PBR revenue principally consists of media rights fees associated with the distribution of its programming content; ticket sales associated with the business’s global live events; partnerships and marketing; and consumer product licensing agreements of PBR-branded products.

Rounding

Information presented herein may not sum down or across due to minor rounding differences.

TKO Group Holdings, Inc.(1)

REVENUES – BUSINESS SEGMENT DETAIL

($ in millions; Unaudited)

	2024				2025	Full Year
	Q1	Q2	Q3	Q4	Q1	2022 (2)	2023 (2)	2024
Revenues:
UFC
Media rights, production and content	$214.5	$250.6	$216.3	$198.0	$224.1	$794.4	$870.6	$879.4
Live events and hospitality	35.3	69.1	51.4	64.6	58.6	125.3	167.9	220.4
Partnerships and marketing	48.6	61.7	74.0	67.1	64.3	166.8	196.3	251.4
Consumer product licensing and other	14.6	13.0	13.2	14.2	12.7	53.6	57.4	55.0
Total UFC	$313.0	$394.4	$354.9	$343.9	$359.7	$1,140.1	$1,292.2	$1,406.2

WWE
Media rights, production and content	$221.1	$260.7	$227.4	$156.3	$251.6	$872.1	$882.9	$865.5
Live events and hospitality	50.2	144.1	51.1	93.1	76.3	223.5	262.4	338.5
Partnerships and marketing	13.8	24.7	21.7	22.8	25.6	61.8	69.3	83.0
Consumer product licensing and other	31.6	27.3	26.1	26.1	38.0	134.1	111.8	111.1
Total WWE	$316.7	$456.8	$326.3	$298.3	$391.5	$1,291.5	$1,326.4	$1,398.1

IMG
Media rights, production and content	$177.5	$172.5	$185.3	$185.9	$161.3	$628.5	$692.2	$721.2
Live events and hospitality	353.1	128.2	610.2	65.3	288.5	715.7	650.6	1,156.8
Partnerships and marketing	13.0	14.5	29.8	16.0	22.3	66.9	79.1	73.3
Consumer product licensing and other	6.1	4.4	3.8	4.6	4.2	13.9	15.2	18.9
Total IMG	$549.7	$319.6	$829.1	$271.8	$476.3	$1,425.0	$1,437.1	$1,970.2

Corporate & other
Media rights, production and content	$6.2	$6.3	$21.3	$(1.5)	$3.3	$15.7	$15.9	$32.3
Live events and hospitality	30.0	18.9	15.0	11.4	33.4	70.6	81.5	75.3
Partnerships and marketing	10.9	9.9	8.2	8.2	12.1	27.8	26.4	37.2
Consumer product licensing and other	5.1	5.8	9.6	5.0	5.6	5.9	8.2	25.5
Total Corporate & other	$52.2	$40.9	$54.1	$23.1	$54.4	$120.0	$132.0	$170.3

Eliminations	(9.2)	(18.5)	(23.7)	(9.2)	(13.1)	(11.1)	(19.3)	(60.6)
Total TKO	$1,222.4	$1,193.2	$1,540.7	$927.9	$1,268.8			$4,884.2

(1)
The information herein is for illustrative purposes based on the historical financial information of UFC, WWE, the IMG Business, On Location, and PBR.
(2)
The presentation of the historical information provided herein for WWE for the periods prior to October 1, 2023 is intended to facilitate an understanding of WWE's historical operating results prior to the consummation of the TKO Business Combination.

TKO Group Holdings, Inc.(1)

ADJUSTED EBITDA – SEGMENT DETAIL

($ in millions; Unaudited)

	2024				2025	Full Year
	Q1	Q2	Q3	Q4	Q1	2022 (2)	2023 (2)	2024
Adjusted EBITDA (3):
UFC	$195.1	$231.9	$195.6	$178.4	$227.4	$680.6	$755.7	$801.0
WWE	140.2	251.3	175.3	114.3	193.9	512.5	533.1	681.1
IMG	81.3	(91.2)	(54.2)	16.1	73.5	172.4	121.1	(48.0)
Corporate & other	(77.7)	(91.2)	(90.5)	(92.8)	(77.4)	(253.1)	(278.7)	(352.2)
Total TKO	$338.9	$300.8	$226.2	$216.0	$417.4			$1,081.9

(1)
The information herein is for illustrative purposes based on the historical financial information of UFC, WWE, the IMG Business, On Location, and PBR.
(2)
The presentation of the historical information provided herein for WWE for the periods prior to October 1, 2023 is intended to facilitate an understanding of WWE's historical operating results prior to the consummation of the TKO Business Combination.
(3)
The performance of our segments is evaluated primarily based on Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure and the Company defines Adjusted EBITDA as net income, excluding income taxes, net interest expense, depreciation and amortization, equity-based compensation, merger and acquisition costs, certain legal costs, restructuring, severance and impairment charges, and certain other items when applicable. Adjusted EBITDA includes amortization expenses directly related to supporting the operations of the Company's segments, including content production asset amortization.